Exhibit 10.72


THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH COMMON SHARES, AS APPLICABLE, UNDER SAID ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VENTURES-NATIONAL INCORPORATED D/B/A TITAN GENERAL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                             SECURED REVOLVING NOTE
                             ----------------------

              FOR VALUE RECEIVED, VENTURES-NATIONAL INCORPORATED D/B/A TITAN GENERAL HOLDINGS, INC. a Utah corporation (the "BORROWER") promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax:
345-949-9877 (the "HOLDER") or its registered assigns, on order, the sum of up to TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) without duplication of any amounts owing by Borrower to Holder under the Minimum Borrowing Notes (as defined in the Security Agreement referred to below), or , if different, the aggregate principal amount of all "Loans" (as such term is defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on November 20, 2006 (the "MATURITY DATE").

              Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between Borrower and the Holder dated as of November 20, 2003 (as amended, modified and supplemented from time to time, the "SECURITY AGREEMENT").

The following terms shall apply to this Note:

                                   ARTICLE I
                             INTEREST & PREPAYMENTS

              1.1. INTEREST RATE AND PAYMENTS. Subject to Sections 5.3 and 6.7 hereof, interest payable on this Note shall accrue at a rate per annum equal to the "prime rate" published in THE WALL STREET JOURNAL from time to time, plus three percent (3%) (the "CONTRACT RATE"). The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate in accordance with the terms of the Security Agreement. Subject to the immediately following sentence, the Contract Rate hall not be less than seven percent (7%). The Contract Rate shall be adjusted as follows: if (i) the Company shall have registered the shares of the Company's common stock underlying the

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


conversion of all currently issued and outstanding Minimum Borrowing Notes and that certain warrant issued to Holder of even date herewith on a registration statement declared effective by the Securities Exchange Commission, and (ii) the volume weighted average price of the Common Stock as reported by Bloomberg, L.P. on the principal market for any of the ten (10) trading days immediately preceding a Interest Payment Date (defined below) exceeds the then applicable Fixed Conversion Price by twenty five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by twenty five basis points (25 b.p.) for such period PROVIDED, HOWEVER, that in no event will the Contract Rate hereunder be reduced to less than 0.00%. Interest shall be payable monthly in arrears commencing on December 1, 2003 and on the first day of each consecutive calendar month thereafter, (each, an "INTEREST PAYMENT DATE").

              1.2. OPTIONAL PREPAYMENT IN CASH. The Borrower will have the option of prepaying this Note in full or in part at any time in an amount equal to 115% of the amount being prepaid.

              1.3 ALLOCATION OF OUTSTANDING PRINCIPAL TO MINIMUM BORROWING NOTE. In the event that the amount due and payable hereunder should equal or exceed $1,000,000, to the extent that the outstanding balance on Minimum Borrowing Note shall be less than $1,500,000 (the difference of $1,500,000 less the actual balance of the Minimum Borrowing Note, the "Available Minimum Borrowing"), such portion of the balance hereof as shall equal the Available
Minimum Borrowing shall be deemed to be simultaneously extinguished on the Revolving Note and transferred to, and evidenced by, the next additional Minumum Borrowing Note (e.g., the Available Minimum Borrowing shall remain $0).


                                   ARTICLE II
                           HOLDER'S CONVERSION RIGHTS

              2.1. OPTIONAL CONVERSION. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default (as defined in Article IV), and, subject to the limitations set forth in Section 2.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. For purposes hereof, subject to
Section 3.5 hereof, the "FIXED CONVERSION PRICE" means $0.77. The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

              2.2. CONVERSION LIMITATION. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of the Borrower. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 2.2

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


shall automatically become null and void without any notice to Borrower upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to the Borrower.

              2.3. MECHANICS OF HOLDER'S CONVERSION. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within two (2) business days of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

              2.4. LATE PAYMENTS. The Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Borrower agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of the Note, in the amount equal to $500 per business day after the Delivery Date. The Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

              2.5. ADJUSTMENT PROVISIONS. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                     A. RECLASSIFICATION, ETC. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                     B. STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                     C.     SHARE  ISSUANCES.  Subject to the provisions of this
Section 2.5, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above;
(ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "OFFER PRICE") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price only upon the conversion, exercise or exchange of such securities.

                     D. COMPUTATION OF CONSIDERATION. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

                            (a)    in the  case of the  issuance  of  shares  of
Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith;

                            (b)    in the  case of the  issuance  of  shares  of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof); and

                            (c)    upon  any  such   exercise,   the   aggregate
consideration received for such securities shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (D)).

              2.6. RESERVATION OF SHARES. During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                                  ARTICLE III
                                EVENTS OF DEFAULT

              The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

              3.1. FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay when due any installment of principal, interest or other fees hereon or on any other Note issued pursuant to the Security Agreement, when due in accordance with the terms of such Note.

              3.2. BREACH OF COVENANT. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after the occurrence thereof.

              3.3.   BREACH OF  REPRESENTATIONS  AND  WARRANTIES.  Any  material representation or warranty of the Borrower made herein, or the Security Agreement, or in any Ancillary Agreement shall be materially false or misleading.

              3.4. STOP TRADE. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

              3.5. DEFAULT UNDER RELATED AGREEMENT. The occurrence of an Event of Default under and as defined in the Security Agreement.

              3.6. FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Security Agreement if such failure to timely deliver Common Stock shall not be cured within two (2) business days, or if required, the Borrower is required to issue to Holder a replacement Note, and the Borrower's failure to deliver a replacement Note is not cured within seven (7) business days.

              3.7. PAYMENT GRACE PERIOD. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note or the Security Agreement or any Related Document, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.

                                   ARTICLE IV
                                DEFAULT PAYMENTS

              4.1. DEFAULT PAYMENT. If an Event of Default occurs, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.

              4.2. DEFAULT PAYMENT DATE AND DEFAULT NOTICE PERIOD. The Default Payment shall be due and payable on the fifth business day after an Event of Default as defined in Article III ("DEFAULT PAYMENT DATE") has occurred and is continuing beyond any applicable grace period. The period between date upon which of an Event of Default has occurred and is continuing beyond any applicable grace period and the Default Payment Date shall be the "DEFAULT PERIOD." If during the Default Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any additional rights the Holder had triggered by the occurrence and continuance of an Event of Default will no longer exist. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

              4.3. DEFAULT INTEREST RATE. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased by five percent (5%) per annum, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

              4.4. CUMULATIVE REMEDIES. The remedies under this Note shall be cumulative.

                                   ARTICLE V
                                  MISCELLANEOUS

              5.1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              5.2. NOTICES. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

              5.3. AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

              5.4. ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.

              5.5. COST OF COLLECTION. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

              5.6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the city of New York, the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

              5.7. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

              5.8. SECURITY INTEREST. The Holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Security Agreement dated as of November __, 2003.

              5.9. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

      [Balance of page intentionally left blank; signature page follows.]

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


              IN  WITNESS   WHEREOF,   the  Borrower  has  caused  this  Secured
Convertible Revolving Note to be signed in its name effective as of this 20th day of November, 2003.

                                           VENTURES-NATIONAL INCORPORATED
                                           D/B/A TITAN GENERAL HOLDINGS, INC.

                                           By: /s/ Andrew Glashow
                                               ---------------------------------

                                           Name:  Andrew Glashow

                                           Title: President

WITNESS:

--------------------------------------

                              NOTICE OF CONVERSION
                              --------------------

(To be executed by the Holder in order to convert the Note)



              The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Secured Convertible
Revolving Note issued by Ventures-National Incorporated d/b/a Titan General Holdings, Inc. on _______ __, 2003 into shares of Common Stock of Ventures-National Incorporated d/b/a Titan General Holdings, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
                         -------------------------------------------------------
Conversion Price:
                         -------------------------------------------------------
Shares To Be Delivered:
                         -------------------------------------------------------
Signature:
                         -------------------------------------------------------
Print Name:
                         -------------------------------------------------------
Address:
                         -------------------------------------------------------
Holder  DWAC
instructions             -------------------------------------------------------


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